Premier Power Reports Fourth Quarter and 2011 Results

•	Breakeven for the second half of 2011, non-GAAP
•	$54.1 million in backlog, largest in the company’s history entering a new year
•	11.5% Gross margin increase from the third quarter of 2011 from 9.1% to 10.5% for the fourth quarter, GAAP
•	Revenues of $15.5 Million for the fourth quarter and $70.2 Million for the year.

EL DORADO HILLS, Calif.-- (BUSINESS WIRE) -- Premier Power Renewable Energy, Inc. (OTCBB:PPRW), a global leader in the development, design, engineering, and construction of solar power systems for commercial, government, and utility markets globally today announced results for its year ended December 31, 2011. To view a summary presentation of the 2011 results go to http://www.premierpower.com/annual_report_2011_summary.html.

Revenue for the fourth quarter of 2011 decreased 66% to $15.5 million, down $30.6 million from $46.1 million achieved in the same period last year. This decrease was largely the result of delays related to utility scale projects in Bulgaria, which delayed their start until the first quarter of 2012. Gross margin for the fourth quarter of 2011 decreased to 10.9% from 11.1% achieved in the same period last year.

Revenue for the year ended December 31, 2011 decreased 19% to $70.2 Million, down $16.6 Million from $86.8 Million achieved in 2010. This decrease was primarily the result of significant slowdowns and instability in global markets, particularly in the Czech, Spanish and Italian markets, in which we had made significant penetration in 2010. Gross margin for the year ended December 31, 2011 decreased to 5.8% from 8.2% achieved in 2010.

“We have made significant changes in our operating structure during 2011 and we have started to see the results in the second half of 2011. As the need for solar power solutions continue to grow globally, we have continued to evolve as a business and find ways to expand our profile both domestically and internationally,” said Dean Marks, Chief Executive Officer.

Highlights include:

•	Reduction of operating expenses by 32%
•	Significant gross margin improvement for the first half of 2.5% to 10.0%
•	Largest backlog in company’s history of $54.1 million
•	Signed $27.6 million solar contract with Shanghai Chaori
•	Signed 16.2 megawatt solar project in Bulgaria

Non-GAAP operating loss increased to $3.8 Million for 2011 from $2.8 Million for 2010. Non-GAAP operating loss was $0.2 Million for the fourth quarter of 2011 from a Non-GAAP operating income of $2.2 Million for the comparable period in 2010.

“We are excited by the result of the actions that have been taken by the Company to reduce operating expenses and enhance gross margins. The effects of these changes are reflected by comparison of the six months ended December 31, 2011 versus the six months ended June 30, 2011” said Frank J. Sansone, chief financial officer of Premier Power.

	For the Six Month Period ended
	June 30, 2011	December 31, 2011	Change

Revenues	$39,361	$30,816	-22%
Cost of revenues	(38,394)	(27,730)	-28%
Gross margin	967	3,086	219%

Operating expenses:
Selling and marketing	2,240	1,687	-25%
General and administrative	3,524	2,228	-37%
Total operating expenses	5,764	3,915	-32%

Operating loss	(4,797)	(829)	-83%

Share-Based compensation included above:
Cost of revenues	$101	$81
Selling and marketing	479	224
General and administrative	454	310
	$1,034	$615	-41%

About Premier Power

Premier Power Renewable Energy, Inc. is a leading global provider of large and small-scale solar power systems, delivering unmatched experience to commercial and governmental customers globally. Premier Power designs, engineers and integrates the solar industry's leading products. Premier Power's technologies and services have enabled its customers to maximize clean energy output along with project savings. Today, Premier Power designs and deploys the most innovative solar electric systems through market-leading innovation and exceptional customer service. Premier Power is headquartered in El Dorado Hills, CA and has common stock quoted on the OTC Bulletin Board under the symbol PPRW.OB. Additional information is available at the Company's website at www.premierpower.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company's products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company's pursuit of providing solar solutions globally might not be successful, or that if successful, it will not materially enhance the company's financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company's relationship with its customers; and that delays in projects, competitive pressures or technical difficulties could impact timely delivery of revenues and projects; and other risks and uncertainties that are described from time to time in Premier Power’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

Contact

Investor Relations

(916) 939-0400

ir @premierpower.com

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Supplemental Financial Data
Non-GAAP operating income (loss) excluding
share-based compensation expense, shares issued
in exchange for third party services, and
amortization of intangibles	$(155)	$2,169	$(3,808)	$(2,784)

Calculation of non-GAAP operating income (loss)
GAAP operating loss	$(500)	$1,777	$(5,626)	$(4,019)

Add:
Share-based compensation expense	324	371	1,649	1,084
Shares issued in exchange for third party services	-	-	84	-
Amortization of intangibles	21	21	85	151

Non-GAAP operating income (loss) excluding
share-based compensation expense, shares issued
in exchange for third party services, and
amortization of intangibles	$(155)	$2,169	$(3,808)	$(2,784)

Detail of Share-Based Compensation Expense
Cost of revenues	$41	$4	$182	$167
Selling and marketing	82	68	703	345
General and administrative	201	299	764	572
	$324	$371	$1,649	$1,084

Notes to Unaudited Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of operating income (loss) excluding share-based compensation expense, shares issued in exchange for third party services, and amortization of intangibles. We use this non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to such non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. This non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, operating income (loss) calclalted in accordance with GAAP.

Non-GAAP operating income (loss) is defined as follows: GAAP operating income (loss) excluding share-based compensation expense, Shares issued in exchange for third party services, and amortization of intangibles. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes expenses related to share-based compensation, shares issued in exchange for third party services, and amortization of intangibles in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense, shares issued in exchange for third party services, and amortization of intangibles are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to share-based compensation expense, shares issued in exchange for third party services, and amortization of intangibles because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company's business units.